Exhibit 4.1

Execution Copy

(Series B)

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of November 15, 2010, among Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company, and TCEH Finance, Inc., a Delaware corporation (collectively, the “Issuer”), the Guarantors named on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an Indenture, dated as of October 6, 2010 (the “Original Indenture”), providing for the issuance of $335,905,000 in aggregate principal amount of 15% Senior Secured Second Lien Notes due 2021 (the “Initial Second Lien Notes”), a First Supplemental Indenture, dated as of October 20, 2010 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), providing for the issuance of $350,000,000 aggregate principal amount of 15% Senior Secured Second Lien Notes due 2021, Series B (the “Initial Series B Second Lien Notes”), and an unlimited aggregate principal amount of Additional Notes subsequent to the Issue Date;

WHEREAS, on October 6, 2010, the Issuer issued and sold the Initial Second Lien Notes and on October 20, 2010, the Issuer issued and sold the Initial Series B Second Lien Notes;

WHEREAS, the Issuer desires to issue $884,780,000 aggregate principal amount of Additional Series B Second Lien Notes on the date hereof (the “New Series B Additional Notes”);

WHEREAS, Section 2.01(d) of the Indenture provides for the issuance from time to time of Additional Series B Second Lien Notes by the Issuer, which Additional Series B Second Lien Notes shall be consolidated with and form a single series with the Initial Series B Second Lien Notes which, in turn, shall be consolidated with and form a single class with the Second Lien Notes;

WHEREAS, Section 9.01 of the Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture at any time after the Issue Date without the consent of any Holder to provide for the issuance of Additional Notes;

WHEREAS, the Issuer and the Guarantors desire to amend the Indenture to provide for the issuance of New Series B Additional Notes to one or more institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D promulgated under the Securities Act);

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the New Series B Additional Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. CHANGES TO CERTAIN PROVISIONS.

The following amendments specified in clauses (a) through (f) of this Section 2 shall be made to the Indenture but shall be applicable solely with respect to the Series B Second Lien Notes:

(a) Section 1.01 of the Indenture shall be amended by adding the following new definition in alphabetical order:

““IAI” means an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.”

(b) Section 1.02(a) of the Indenture shall be amended by adding the following definitions to the table in Section 1.02:

Term	Defined in Section

“Institutional Accredited Investor Global Note”	2.06(i)(x)

“Institutional Accredited Investor Notes”	2.06(i)(x)

(c) Section 2.06(i) of the Indenture shall be amended by inserting the following new subclause (x):

“(x) Notwithstanding any provision to the contrary herein, Notes and Additional Notes issued, sold or transferred to an IAI (the “Institutional Accredited Investor Notes”) in the United States shall be issued in the form of a permanent global Note substantially in the form of Exhibit A-1 (in the case of the Second Lien Notes) and Exhibit A-2 (in the case of the Series B Second Lien Notes), including the Private Placement Legend, the Global Note Legend and, if applicable, the Tax Legend as set forth in Section 2.06(g) hereof (the “Institutional Accredited Investor Global Note”) deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel, if requested by the Issuer or the Trustee (which opinion and counsel are satisfactory to the Issuer and the Trustee), to the effect that, and such other certifications or information as the Issuer or the Trustee may require, including, a certificate substantially in the form of Exhibit E) to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.”

(d) Section 2.06(g)(i)(A) of the Indenture shall be amended by (i) adding the words “AND INSTUTUTIONAL ACCREDITED INVESTOR GLOBAL NOTES” after the words “IN THE CASE OF 144A GLOBAL NOTES” and (ii) deleting the words “OR (F)” and replacing such words with the following text:

“(F) INSIDE THE UNITED STATES TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER OR THE TRUSTEE SO REQUESTS), OR (G)”

(e) Exhibit A-2 to the Indenture shall be deleted and replaced in its entirety by Exhibit A attached to this Supplemental Indenture.

(f) Exhibit B to this Supplemental Indenture shall be added as Exhibit E to the Indenture.

3. NEW SERIES B ADDITIONAL NOTES. Pursuant to this Supplemental Indenture, the New Series B Additional Notes are hereby designated as “Additional Series B Second Lien Notes” under the Indenture, and are being originally issued by the Issuer on the date hereof in an aggregate principal amount of $884,780,000, which shall increase the aggregate principal amount of, and shall be consolidated and form a single series with the Initial Series B Second Lien Notes. The New Series B Additional Notes issued hereunder shall be treated as a single class with the Initial Notes and any Additional Notes for all purposes under the Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes under the Indenture, as supplemented by this Supplemental Indenture, shall include the New Series B Additional Notes. The New Series B Additional Notes shall be issued in global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in substantially the form of Exhibit A hereto. The terms and provisions of the New Series B Additional Notes set forth in Exhibit A hereto shall constitute and are expressly made a part of this Supplemental Indenture.

4. GUARANTEES. The Guarantors hereby confirm, jointly and severally, that their respective Guarantees as Guarantors under the Indenture shall apply to the obligations of the Issuer under the New Series B Additional Notes as set forth in Article 11 of the Indenture.

5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. RATIFICATION, CONFIRMATION AND PRESERVATION OF INDENTURE. Except as expressly supplemented hereby, the Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the New Series B Additional Notes and this Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Guarantors, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the “Indenture,” whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

7. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together for all purposes.

8. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors hereunder, and the Holders of the New Series B Additional Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the New Series B Additional Notes.

9. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

10. SUCCESSORS. All agreements of the Issuer in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in Section 11.06 of the Indenture.

11. THE TRUSTEE. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The statements and recitals herein are deemed to be those of the Issuer and the Guarantors, as applicable, and not of the Trustee.

12. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

13. HEADINGS, ETC. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

14. SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Treasurer

TCEH FINANCE, INC.

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Treasurer

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Treasurer

BIG BROWN 3 POWER COMPANY LLC
BIG BROWN LIGNITE COMPANY LLC
BIG BROWN POWER COMPANY LLC
COLLIN POWER COMPANY LLC
DECORDOVA POWER COMPANY LLC
GENERATION MT COMPANY LLC
GENERATION SVC COMPANY
LAKE CREEK 3 POWER COMPANY LLC
LUMINANT BIG BROWN MINING COMPANY LLC
LUMINANT ENERGY COMPANY LLC
LUMINANT ENERGY SERVICES COMPANY
LUMINANT ENERGY TRADING CALIFORNIA COMPANY
LUMINANT ET SERVICES COMPANY

[Signature Page to Second Supplemental Indenture]

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LUMINANT GENERATION COMPANY LLC
LUMINANT HOLDING COMPANY LLC
LUMINANT MINERAL DEVELOPMENT COMPANY LLC
LUMINANT MINING COMPANY LLC
LUMINANT MINING SERVICES COMPANY
LUMINANT POWER SERVICES COMPANY
LUMINANT RENEWABLES COMPANY LLC
MARTIN LAKE 4 POWER COMPANY LLC
MONTICELLO 4 POWER COMPANY LLC
MORGAN CREEK 7 POWER COMPANY LLC
NCA RESOURCES DEVELOPMENT COMPANY LLC
OAK GROVE MANAGEMENT COMPANY LLC
OAK GROVE MINING COMPANY LLC
OAK GROVE POWER COMPANY LLC
SANDOW POWER COMPANY LLC
TRADINGHOUSE 3 & 4 POWER COMPANY LLC
TRADINGHOUSE POWER COMPANY LLC
TXU ENERGY RETAIL COMPANY LLC
TXU ENERGY SOLUTIONS COMPANY LLC
TXU RETAIL SERVICES COMPANY
TXU SEM COMPANY
TXU SESCO COMPANY LLC
TXU SESCO ENERGY SERVICES COMPANY
VALLEY NG POWER COMPANY LLC
VALLEY POWER COMPANY LLC

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Senior Associate

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[Face of Series B Second Lien Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Tax Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [            ]

ISIN [            ]1

[RULE 144A] [REGULATION S] [ACCREDITED INVESTOR] GLOBAL NOTE

15% Senior Secured Second Lien Notes due 2021, Series B

No.	[$ ]

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

TCEH FINANCE, INC.

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                          United States Dollars ($[            ] on April 1, 2021.

Interest Payment Dates: January 1, April 1, July 1 and October 1, commencing January 1, 2011

Record Dates: December 15, March 15, June 15 and September 15

[SIGNATURE PAGE FOLLOWS]

[1]	Rule 144A Note CUSIP: 882330 AK9

Rule 144A Note ISIN: US882330AK99

Regulation S Note CUSIP: U88235 AF0

Regulation S Note ISIN: USU88235AF08

Accredited Investor Note CUSIP: 882330 AL7

Accredited Investor Note ISIN: US882330AL72

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:             , 20

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:
Name: Title:

TCEH FINANCE, INC.

By:
Name: Title:

SIGNATURE PAGE TO GLOBAL [144A] [REGULATION S] [ACCREDITED INVESTOR]

SERIES B SECOND LIEN NOTE

This is one of the Series B Second Lien Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

SIGNATURE PAGE TO GLOBAL [144A] [REGULATION S] [ACCREDITED INVESTOR]

SERIES B SECOND LIEN NOTE

[Back of Series B Second Lien Note]

This Note is one of a duly authorized series of Notes of the Issuer designated as the “15% Senior Secured Second Lien Notes due 2021, Series B” (the “Series B Second Lien Notes”), originally issued in an aggregate principal amount of $350,000,000 on November 20, 2010, and as a result of a further issuance of $884,780,000 aggregate principal amount of Series B Second Lien Notes on November 15, 2010, now issued in an aggregate principal amount of $1,234,780,000, under the Indenture referred to below.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company and TCEH Finance, Inc., a Delaware corporation (collectively, the “Issuer”), promise to pay interest on the principal amount of this Series B Second Lien Note at 15% per annum from October 20, 2010 until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest and Additional Interest, if any, quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing January 1, 2011, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) without interest accruing on the amount then so payable from such day that is not a Business Day until such Business Day. Interest on the Series B Second Lien Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 20, 2010. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Series B Second Lien Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Series B Second Lien Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the Series B Second Lien Notes and Additional Interest, if any, to the Persons who are registered Holders of Series B Second Lien Notes at the close of business on the December 15, March 15, June 15 and September 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Series B Second Lien Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Series B Second Lien Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

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(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuer issued the Series B Second Lien Notes under an Indenture, dated as of October 6, 2010 (the “Existing Indenture”), among the Issuer, the Guarantors named therein and the Trustee, as supplemented by the First Supplemental Indenture, dated as of October 20, 2010, among the Issuer, the Guarantors named therein and the Trustee, the Second Supplemental Indenture, dated as of November 15, 2010, among the Issuer, the Guarantors named therein and the Trustee (the Existing Indenture as supplemented, the “Indenture”). This Series B Second Lien Note is one of a duly authorized issue of notes of the Issuer designated as its 15% Senior Secured Second Lien Notes due 2021, Series B. The Issuer shall be entitled to issue Additional Series B Second Lien Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The Second Lien Notes (including any Exchange Notes issued in exchange therefor) and the Series B Second Lien Notes (including any Exchange Notes issued in exchange therefor) (collectively referred to herein as the “Notes”) are separate series of Notes, but shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. In addition, the Notes will be treated along with certain other Pari Passu Secured Indebtedness of the Issuer as a single class for amendments and waivers and for taking certain other actions. The terms of the Series B Second Lien Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Series B Second Lien Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Series B Second Lien Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth below, the Issuer will not be entitled to redeem Series B Second Lien Notes at its option prior to October 1, 2015.

(b) At any time prior to October 1, 2015, the Issuer may redeem the Series B Second Lien Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Series B Second Lien Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of Series B Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

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(c) From and after October 1, 2015, the Issuer may redeem the Series B Second Lien Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder or otherwise delivered in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of the principal amount of the Series B Second Lien Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Series B Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date if redeemed during the twelve-month period beginning on October 1 of each of the years indicated below:

Year	Percentage
2015	107.50%
2016	105.00%
2017	102.50%
2018 and thereafter	100.00%

(d) Prior to October 1, 2013, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of Series B Second Lien Notes at a redemption price equal to 115.00% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the right of Holders of Series B Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Initial Series B Second Lien Notes and any Additional Series B Second Lien Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; and provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(e) If the Issuer redeems less than all of the outstanding Series B Second Lien Notes, the Trustee shall select the Series B Second Lien Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6) MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Series B Second Lien Notes.

(7) NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose Series B Second Lien Notes are to be redeemed at its registered address or otherwise delivered in accordance with the procedures of DTC. Series B Second Lien Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Series B Second Lien Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Series B Second Lien Notes or portions thereof called for redemption.

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(8) OFFERS TO REPURCHASE.

(a) If a Change of Control occurs, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) If TCEH or any of its Restricted Subsidiaries consummates an Asset Sale, within 10 Business Days of each date that the aggregate amount of Excess Proceeds exceeds $200.0 million, TCEH and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes, and if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, TCEH and/or any of its Restricted Subsidiaries may use any remaining Excess Proceeds to make Restricted Payments to the extent permitted by Section 4.07(b)(16) of the Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered.

(c) TCEH and/or any of its Restricted Subsidiaries may, at its/their option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

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(d) If TCEH or any of its Restricted Subsidiaries consummates a Collateral Asset Sale, within 10 Business Days of each date that the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, TCEH and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes, and if required or permitted by the terms of any First Lien Obligations and any Pari Passu Secured Indebtedness, to the holders of such other First Lien Obligations and such Pari Passu Secured Indebtedness (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such First Lien Obligations and Pari Passu Secured Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture and the other documents governing the applicable First Lien Obligations and Pari Passu Secured Indebtedness; provided that in any such Collateral Asset Sale Offer, all First Lien Obligations properly tendered for purchase will be purchased before any Notes or Pari Passu Indebtedness is purchased. To the extent that the aggregate amount of First Lien Obligations, Notes and Pari Passu Secured Indebtedness tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, TCEH and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of First Lien Obligations, Notes and Pari Passu Secured Indebtedness surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, then all First Lien Obligations properly tendered for purchase shall be purchased, and, any remaining Collateral Excess Proceeds shall be applied to purchase the Notes and any other Pari Passu Secured Indebtedness properly tendered for purchased on a pro rata basis, based on the accreted value or principal amount of the Notes or such other Pari Passu Secured Indebtedness tendered.

(e) TCEH may, at its option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, any Net Proceeds not required to be used to purchase First Lien Obligations, Notes and Pari Passu Secured Indebtedness shall not be deemed Collateral Excess Proceeds.

(f) [Intentionally omitted]

(9) [Intentionally omitted]

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The Series B Second Lien Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Series B Second Lien Notes may be registered and Series B Second Lien Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Series B Second Lien Notes or portion of Series B Second Lien Notes selected for redemption, except for the unredeemed portion of any Series B Second Lien Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Series B Second Lien Notes for a period of 15 days before a selection of Series B Second Lien Notes to be redeemed.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Series B Second Lien Note may be treated as its owner for all purposes.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Series B Second Lien Notes may be amended or supplemented as provided in the Indenture.

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(13) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Required Holders of at least 30% in aggregate principal amount of the Required Debt may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes of the affected series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Required Holders of a majority in aggregate principal amount of the Required Debt may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest) if it determines that withholding notice is in their interest. The Required Holders of a majority in aggregate principal amount of the Required Debt by notice to the Trustee may on behalf of the Holders of all of the Required Debt waive any existing Default or and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

(14) AUTHENTICATION. This Series B Second Lien Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

(15) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Series B Second Lien Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the registration rights letter agreement, dated as of November 15, 2010, among the Issuer, the Guarantors named therein and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), relating to such Series B Second Lien Notes, including the right to receive Additional Interest, if any (as defined in the Registration Rights Agreement).

(16) GOVERNING LAW. THE INDENTURE, THE SERIES B SECOND LIEN NOTES AND THE GUARANTEES THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(17) CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Series B Second Lien Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Series B Second Lien Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement relating to the Series B Second Lien Notes and/or the Security Documents. Requests may be made to the Issuer at the following address:

c/o Texas Competitive Electric Holdings Company LLC
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201-3411
Facsimile No.:	(214) 812-6032
(214) 812-4097

c/o TCEH Finance, Inc.
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201-3411
Facsimile No.:	(214) 812-6032
(214) 812-4097

ASSIGNMENT FORM

To assign this Series B Second Lien Note, fill in the form below:

(I) or (we) assign and transfer this Series B Second Lien Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                to transfer this Series B Second Lien Note on the books of the Issuer. The agent may substitute another to act for him.

Date:
Your Signature
(Sign exactly as your name appears on the face of this Series B Second Lien Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Series B Second Lien Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(h), 4.14 or 4.20 of the Indenture, check the appropriate box below:

☐ Section 4.10(d)	☐ Section 4.10(h)	☐ Section 4.14	☐ Section 4.20

If you want to elect to have only part of this Series B Second Lien Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(h), 4.14 or 4.20 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the

face of this Series B Second Lien Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE2

The initial outstanding principal amount of this Global Note is $                    . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

[2]	This schedule should be included only if the Series B Second Lien Note is issued in global form.

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EXHIBIT B

[Form of Certificate to be Delivered in connection with Transfers to Institutional Accredited Investors]

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street – 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: TCEH Trustee

Re:	[15% Senior Secured Second Lien Notes due 2021, Series B] (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of Notes, we confirm that:

1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of October 6, 2010 (as amended, supplemented or otherwise modified from time to time) relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within one year after the original issuance of the Notes, we will do so only (A) to the Issuer or any subsidiary thereof, (B) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, (C) outside the United States in an offshore transaction in compliance with Rule 903 or 904 under the Securities Act, (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (E) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer so requests), (F) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter (and an opinion of counsel if the Issuer or you so requests), or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

3. We understand that, on any proposed transfer of any Notes prior to the later of the original issue date of the Notes and the last date the Notes were held by an affiliate of the Issuer pursuant to clauses 2(C), 2(D) and 2(F) above, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) purchasing at least $250,000 principal amount of the Notes and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer or sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

5. We are purchasing the Notes for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, the Issuer, and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Transferee)

By:
Authorized Signature

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